UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2014 (May 28, 2014)

NTS, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32521	11-3618510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Broadway Lubbock, Texas	79401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (806) 771-5212

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 28, 2014, NTS, Inc. (“NTS” or the “Company”) issued a promissory note (the “Note”) in the aggregate principal amount of $2,000,000 to Lone Star Value Co-Invest I, LP, an affiliate of Jeffrey Eberwein, who serves on the Company’s board of directors.

The Note matures upon the earlier of May 28, 2015 or the date of consummation of the merger pursuant to that certain Agreement and Plan of Merger dated October 20, 2013 by and among the Company, T3 North Intermediate Holdings, LLC, and North Merger Sub, Inc., as amended. The Note bears interest at 10% per annum, payable on a semi-annual basis and in the event of default, interest shall increase to the lesser of 12% per annum, compounded on a semi-annual basis, or the maximum interest rate permitted by law.

The foregoing is qualified in its entirety by a copy of the Note attached as Exhibit 10.158, which is incorporated herein by reference.

The Note was offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended since, among other things, the transaction did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.158	Promissory Note dated May 28, 2014 between Lone Star Value Co-Invest I, L.P. and NTS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTS, Inc.
May 28, 2014

	By:	/s/ Guy Nissenson
		Name:	Guy Nissenson
		Title:	President, Chief Executive Officer and Chairman of the Board of Directors